Page 73 of 96 Pages

                                   EXHIBIT G

                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT dated as of May 11, 2001 (this "Agreement") between Alfa Telecom Limited (as the assignee of Alfa Bank Holdings Limited), a company incorporated in the British Virgin Islands ("Alfa"), and Global TeleSystems Europe Holdings B.V. (as the assignee of Global TeleSystems Europe B.V., which is the assignee of Global TeleSystems, Inc.), a company organized and registered under the laws of the Netherlands ("GTS").

                              W I T N E S S E T H :

         WHEREAS, Alfa, Capital International Global Emerging Markets Private Equity Fund, L.P. ("CIG"), Cavendish Nominees Limited ("Cavendish") and First NIS Regional Fund SICAV ("First Fund") (Cavendish and First Fund together, "Barings"), as Purchasers, and GTS, as Seller, are parties to a Share Purchase Agreement (the "Purchase Agreement"), dated April 2, 2001, pursuant to which the Purchasers agreed to purchase and GTS agreed to sell in the aggregate 12,195,122 of the issued and outstanding shares of Common Stock, par value $.01 per share ("Company Common Stock"), of Golden Telecom, Inc., a Delaware corporation (the "Company") on the terms and subject to the conditions stated therein;

         WHEREAS, in order to induce Alfa to consummate the transactions contemplated by the Purchase Agreement, GTS has granted to Alfa the Stock Option (as hereinafter defined); and

         WHEREAS, in order to induce each of CIG and Barings to enter into the Purchase Agreement, pursuant to separate stock option agreements of even date herewith (the "CIG Stock Option Agreement" and the "Barings Stock Option Agreement", respectively), GTS has granted to each such Person, on the terms and conditions set forth therein, an irrevocable stock option (the "CIG Stock Option" and the "Barings Stock Option", respectively; together with the Stock Option, the "Purchaser Stock Options") to purchase shares of Company Common Stock Beneficially Owned by GTS;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Purchase Agreement, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.  Definitions.  Capitalized terms used and not defined herein
                     -----------
have the respective meanings ascribed to them in the Purchase Agreement. In addition, the following terms have the meanings indicated:

         (a) "Beneficially Own" shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act in effect on the date hereof. "Beneficial Owner" and "Beneficial Ownership" shall have correlative meanings.

                                                             Page 74 of 96 Pages

         (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute as in effect from time to time.

         (c) "Per Share Market Value" means on any particular date (i) the last sale price per share of the Company Common Stock at the close of business on such date on the principal stock exchange on which the Company Common Stock has been listed or, if there is no such price on such date, then the last price on such exchange on the date nearest preceding such date, or (ii) if the Company Common Stock is not listed on any stock exchange, the final bid price for a share of Company Common Stock in the over-the-counter market, as reported by The Nasdaq Stock Market at the close of business on such date, or the last sales price if such price is reported and final bid prices are not available, or (iii) if the Company Common Stock is not quoted on The Nasdaq Stock Market, the bid price for a share of Company Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or (iv) if the Company Common Stock is no longer publicly traded, as determined by an internationally recognized investment banking firm selected by GTS.

         (d) "Person" shall mean any individual, firm, partnership, association, group (as such term is defined in Section 13(d)(3) of the Exchange Act, as in effect on the date hereof), corporation, trust, business trust or other entity, and includes any successor (by merger or otherwise) of any such entity.

         (e) "Subsidiary" shall mean, with respect to any Person, any other Person of which at least a majority of the voting power of the voting equity securities or voting equity interest is owned, directly or indirectly, by such Person.

         (f)      "Trading  Day"  means  (i) a day on which the  Company  Common
Stock is traded on the principal stock exchange on which the Company Common Stock has been listed, or (ii) if the Company Common Stock is not listed on any stock exchange, a day on which the Company Common Stock is quoted in the over-the-counter market, as reported by The Nasdaq Stock Market, or (iii) if the Company Common Stock is not quoted on The Nasdaq Stock Market, a day on which the Company Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

         SECTION  2.    Grant of Stock  Option.  GTS  hereby  grants  to Alfa an
                        ----------------------
irrevocable option (the "Stock Option") to purchase, on the terms and subject to the conditions hereof, for $11.00 per share (the "Exercise Price") in cash up to 2,000,000 shares (the "Option Shares") of Company Common Stock Beneficially Owned by GTS. The Exercise Price and number of Option Shares shall be subject to adjustment as provided in Sections 3(d) or 5 below.

                                                             Page 75 of 96 Pages

         SECTION 3.     Exercise   of  Stock   Option;   Pre-empted   Transfers;
                        --------------------------------------------------------
Compelled Secondary Offering.
----------------------------

         (a)    Alfa or its  designee  may,  subject to the  provisions  of this
Section 3, exercise the Stock Option, in whole or in part, at any time or from time to time, prior to the Termination Date. "Termination Date" shall mean 10:00 p.m. London time on the date that is the 60th day from the Closing Date, as such term is defined in the Purchase Agreement, or such later date as may be specified pursuant to Section 3(d) below. Notwithstanding the occurrence of the Termination Date, Alfa shall be entitled to purchase Option Shares pursuant to any exercise of the Stock Option, on the terms and subject to the conditions hereof, to the extent Alfa exercised the Stock Option prior to the occurrence of the Termination Date.

          (b) Alfa may purchase Option Shares pursuant to the Stock Option only if all of the following conditions are satisfied: (i) no preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States shall be in effect prohibiting delivery of the Option Shares, (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or been terminated and (iii) any prior notification to or approval of any other regulatory authority in the U.S. or elsewhere required in connection with such purchase shall have been made or obtained other than those which if not made or obtained would not reasonably be expected to result in a significant detriment to GTS, or to the Company and its Subsidiaries, taken as a whole or would otherwise prevent the parties from performing, in all material respects, their obligations hereunder.

         (c) If Alfa shall be entitled to and wishes to exercise the Stock Option, it or its designee shall do so by giving GTS written notice (the "Stock Exercise Notice") to such effect, specifying the number of Option Shares to be purchased and a place and closing date not earlier than five (5) calendar days nor later than fifteen (15) calendar days from the date of such Stock Exercise Notice. If the closing cannot be consummated on such date because any condition to the purchase of Option Shares has not been satisfied or as a result of any restriction arising under any applicable law or regulation, the closing shall occur five (5) calendar days (or such earlier time as Alfa or its designee may specify) after satisfaction of all such conditions and the cessation of all such restrictions; provided, however, that if the closing has not occurred within 180 calendar days of the giving of the Stock Exercise Notice, then the particular exercise of the Stock Option shall be deemed to be null and void and the Stock Option unexercisable as to the Option Shares covered thereby.

         (d) If as of the Termination Date, the sum of (x) the Purchase Price and (y) the aggregate consideration paid or payable for (1) the number of Option Shares theretofore purchased by Alfa, plus (2) the aggregate number of shares of
                                      ----
Company Common Stock theretofore purchased by CIG and Barings pursuant to the CIG Stock Option Agreement and the Barings Stock Option Agreement, respectively, plus (3) the number of Option Shares covered by any Stock Exercise Notice(s)
----
theretofore delivered by Alfa or its designees as to which closing on the related sale and purchase has not occurred other than as a result of default by Alfa plus (4) the aggregate number of shares of Company Common Stock covered by
     ----
an exercise  of the CIG Stock  Option or the Barings  Stock  Option  theretofore

                                                             Page 76 of 96 Pages

delivered by CIG or Barings, respectively or their respective designees, in each case as to which closing on the related sale and purchase has not occurred other than as a result of default by CIG or Barings, respectively, shall equal or exceed $140,000,000, the Termination Date shall automatically be extended without further act or evidence to the date that is one year from the Closing Date; provided, however, that with respect to any purchase of Option Shares pursuant to Stock Exercise Notices delivered after the original Termination Date, the Exercise Price shall be a price per share equal to the greater of (i) $11.00 and (ii) the product of (A) 1.2 and (B) the moving average of the Per Share Market Value of such shares for the sixty (60) Trading Days immediately preceding (and excluding) the date that Alfa or its designee delivers the related Stock Exercise Notice (the "Revised Exercise Price"). If with respect to any shares of Company Common Stock described in subclauses (3) and (4) of the preceding sentence, the closing shall not have occurred within the time permitted by Section 3(c) above in the case of the Option Shares and by Section 3(c) of the CIG Stock Option Agreement and Section 3(c) of the Barings Stock Option Agreement in the case of the shares described in such subclauses (3) and
(4) and as a result, as of such time the Purchasers in the aggregate shall have paid GTS less than $140,000,000 in the aggregate for shares of Company Common Stock purchased and sold pursuant to the Purchase Agreement and pursuant to exercises of the Purchaser Stock Options, the extension of the Termination Date shall be deemed rescinded immediately, as of and at such time and without further act or evidence.

         (e) At any closing pursuant to Section 3(c) or (d) hereof, Alfa or its designee shall make payment by wire transfer of immediately available funds to the account or accounts designated by GTS of the aggregate purchase price for the Option Shares to be purchased and GTS shall deliver to Alfa or its designee a certificate representing the purchased Option Shares, duly endorsed in blank for transfer or accompanied by written instruments of transfer in form satisfactory to the purchaser, duly executed by GTS.

         (f)    (i) If the  Termination  Date  shall  be  extended  pursuant  to
Section 3(d) above, then, if at any time after the original Termination Date, GTS intends to sell, transfer, write options on or otherwise convey (when used as a verb, "Transfer" and any sale, transfer, writing of options on or other conveyance, a "Transfer"), Beneficial Ownership of any shares of Company Common Stock, then not fewer than thirty (30) calendar days prior to consummating such Transfer, GTS must provide a written notice of such intention to Alfa, which notice (the "Notice of Proposed Transfer") will set forth the number of shares of Company Common Stock that GTS intends to Transfer (the "Transfer Shares"). The Notice of Proposed Transfer shall constitute an offer by GTS, which shall be irrevocable for a period of fifteen (15) calendar days following receipt of such notice by Alfa, to permit Alfa or its designee to purchase such shares for cash at the Revised Exercise Price by delivering a written notice (the "Notice of Pre-empted Transfer") that Alfa or its designee desires to purchase the Transfer Shares at such price. Alfa shall have the absolute right to purchase up to 88% of the number of shares (rounded down to the nearest whole number) identified in the Notice of Proposed Transfer and a contingent right to purchase the balance of such shares as provided in the following sentence. In any Notice of Pre-empted Transfer, Alfa may exercise its contingent purchase right by indicating that should fewer than all of the balance of the shares set forth in the Notice of Proposed Transfer be accepted for purchase pursuant to Notices of Pre-empted Transfer delivered by CIG and/or Barings pursuant to Section 3(f)(i)

                                                             Page 77 of 96 Pages

of the CIG Stock Option Agreement and the Baring Stock Option Agreement, respectively, it desires to purchase some or all such shares; in which case the number of shares to be purchased and sold pursuant to Section 3(f)(ii) below shall be adjusted accordingly should CIG and/or Barings accept for purchase pursuant to Notices of Pre-empted Transfer fewer than the number of shares allocated for their purchase in the Notices of Proposed Transfer delivered to them pursuant to Section 3(f)(i) of the CIG Stock Option Agreement and the Barings Stock Option Agreement, respectively.

         (ii) The consummation of such purchase shall take place on such date, not later than sixty (60) calendar days after receipt of the Notice of Pre-empted Transfer by GTS, as Alfa or its designee shall specify. Upon the consummation of such purchase, (A) GTS shall deliver the certificate or certificates evidencing the Transfer Shares so purchased duly endorsed in blank for Transfer or accompanied by written instruments of Transfer in form satisfactory to the purchaser, duly executed by GTS, free and clear of any Claims, except for restrictions imposed by the New Shareholders Agreement; and
(B) the purchaser shall simultaneously with the delivery of the certificate or certificates evidencing the Transfer Shares so purchased pay to GTS the aggregate Revised Exercise Price of such shares by wire transfer of immediately available funds to an account or accounts designated by GTS.

         (iii) Alfa shall have no obligation to deliver a Notice of Pre-empted Transfer in response to any Notice of Proposed Transfer delivered by GTS, and the decision as to whether to deliver any Notice of Pre-empted Transfer shall be made by Alfa in the exercise of its sole discretion. In the event that Alfa shall have received a Notice of Proposed Transfer from GTS but neither Alfa nor its designee shall have given a Notice of Pre-empted Transfer to GTS with respect thereto prior to the expiration of the 15-day period following receipt of such Notice of Proposed Transfer, or in the event that Alfa or its designee shall have timely given a Notice of Pre-empted Transfer but the purchase and sale of the subject Transfer Shares shall not have been consummated (through no fault of GTS) within the applicable 60-day period following delivery of the Notice of Pre-empted Transfer, as the case may be, then GTS may Transfer any of the subject Transfer Shares specified in the particular Notice of Proposed Transfer free of any further obligation hereunder; provided however, if such Transfer is not consummated within sixty (60) calendar days of the expiration of the applicable period referred to above, GTS must again comply with the procedures set forth in this Section 3(f).

         (iv) Notwithstanding anything to the contrary contained in this Agreement, as of the Termination Date (which shall be the one year anniversary of the Closing if the Termination Date is extended pursuant to Section 3(d) above), GTS shall have no obligation to deliver any Notice of Proposed Transfer under this Section 3(f) and may freely Transfer any shares of Company Common Stock held by it or its affiliates to a third Person without compliance with the obligations set forth in this Section 3(f).

         (g)    If the Termination Date shall not have been extended pursuant to
Section 3(d), then notwithstanding such fact, until the date that is one year from the Closing Date, Alfa or its designee may deliver a written notice to GTS

                                                             Page 78 of 96 Pages

(a "Contingent Call Notice") specifying a number of shares of Company Common Stock that Alfa or such designee desires to purchase from GTS at the Revised Exercise Price. If GTS at the date of its receipt of a Contingent Call Notice then Beneficially Owns any such shares, then GTS shall sell, and Alfa or its designee shall purchase, the number of shares of Company Common Stock covered by such notice (or such fewer number of shares of Company Common Stock then Beneficially Owned by GTS if GTS shall not then Beneficially Own at least the number of such shares specified in such notice) in accordance with the procedures set forth in Sections 3(c) and 3(e); provided that Alfa or its designee may rescind such notice and terminate its obligation to purchase any shares of Company Common Stock if the shares of Company Common Stock available for purchase shall number fewer than 10,000.

         (h) During the period commencing on the date that is six (6) months after the Closing Date through and including the date that is twelve (12) months after the Closing Date (the "Compelled Secondary Period"), at any time during such period Alfa may, by written notice delivered to GTS (the "Compelled Sale Notice") with a copy to the Company, require GTS to exercise one of its demand registration rights to facilitate an underwritten public offering of all or any portion of the shares of Company Common Stock then Beneficially Owned by GTS pursuant to the Seller Registration Rights Agreement. Alfa shall have the right to deliver one, and only one, Compelled Sale Notice hereunder. The Compelled Sale Notice shall set forth the number of shares of Company Common Stock then Beneficially Owned by GTS that are to be included in the registration; provided, however, such notice must cover no fewer than 100,000 shares. Promptly upon receipt of the Compelled Sale Notice, and in any event not later than five (5) days thereafter, GTS will exercise one of its demand registration rights under the Seller Registration Rights Agreement and will assist and cooperate with the Company in causing the related registration statement to be filed with the Securities and Exchange Commission (the "SEC") and thereafter declared effective by the SEC at the earliest possible dates; provided, however, that GTS shall not be required to complete the offering unless the price at which the shares are sold to the public is at least $15.00 per share. From and after the date hereof through the end of the Compelled Secondary Period, GTS agrees to retain at least one of its demand registration rights under the Seller Registration Rights Agreement.

         (i) Notwithstanding anything to the contrary contained in this Agreement, after the Termination Date, nothing in this Agreement shall prohibit or prevent GTS or its affiliates from freely Transferring any Shares held by them to a third Person.

         SECTION 4.     Representations   and  Warranties  of  GTS.  GTS  hereby
                        ------------------------------------------
represents and warrants to Alfa as follows:

         (a) All of the Option Shares and/or Transfer Shares to be purchased and sold pursuant to the Stock Option or otherwise pursuant to Section 3 have been duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all Claims, except for Claims arising under the New Shareholders Agreement.

                                                             Page 79 of 96 Pages

         (b) The Board of Directors of the Company has approved of all transactions contemplated hereby pursuant to Section 203 of the Delaware General Corporation Law, and otherwise taken the necessary actions to make inapplicable any other applicable antitakeover statute or similar statute or regulation, to the acquisition of the Option Shares and/or the Transfer Shares pursuant to this Agreement.

         SECTION 5.     Adjustment upon Changes in Capitalization or Merger.
                        ----------------------------------------------------

         (a) In the event of any change in the outstanding shares of Common Stock by reason of a stock dividend, stock split, split-up, merger, consolidation, recapitalization, combination, conversion, exchange of shares, extraordinary or liquidating dividend or similar transaction which would have the effect of diluting Alfa's rights hereunder, the type and number of shares or securities purchasable upon the exercise of the Stock Option or upon delivery of a Notice of Proposed Transfer or a Contingent Call Notice and the Exercise Price or Revised Exercise Price, as applicable, shall be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Alfa or its designee will receive upon exercise of the Stock Option or upon purchase of Transfer Shares the number and class of shares or other securities or property that Alfa or its designee would have received in respect of the Option Shares or Transfer Shares had the Stock Option been exercised or the Transfer Shares been purchased immediately prior to such event or the record date therefor, as applicable.

         (b) Without limiting the foregoing, whenever the number of Option Shares purchasable upon exercise of the Stock Option or the number of Transfer
Shares purchasable following delivery of a Notice of Proposed Transfer or a Contingent Call Notice is adjusted as provided in this Section 5, the Exercise Price or Revised Exercise Price shall be adjusted by multiplying the Exercise Price or Revised Exercise Price by a fraction, the numerator of which is equal to the number of Option Shares or Transfer Shares purchasable prior to the adjustment and the denominator of which is equal to the number of Option Shares or Transfer Shares purchasable after the adjustment.

         SECTION 6.     Further Assurances; Remedies.
                        ----------------------------

         (a) Until the original Termination Date, GTS agrees to maintain, free and clear of any Claims, except for those arising under the New Shareholders Agreement, sole Beneficial Ownership of at least 2,000,000 shares of Company Common Stock.

         (b) GTS agrees not to enter into any agreement, arrangement or understanding that conflicts with its obligations under this Agreement.

         (c) Upon the terms and subject to the conditions hereof, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other reasonable submissions, under the HSR Act with respect to the transactions contemplated by this Agreement, (ii) in the event that prior notification to or approval of any other regulatory authority in the U.S. or elsewhere is necessary before the Stock Option may be exercised or Transfer

                                                             Page 80 of 96 Pages

Shares may be purchased, cooperating with the other party or, in the case of Alfa, its designee, in preparing and processing the required notices or applications in order to permit Alfa or its designee to exercise the Stock Option and purchase Option Shares pursuant to such exercise or purchase Transfer Shares following delivery of a Notice of Proposed Transfer or a Contingent Call Notice, and (iii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         (d) The parties agree that Alfa or its designee would be irreparably damaged if for any reason GTS failed to sell and deliver any of the shares of
Company  Common  Stock  deliverable  pursuant  to  Section  3 hereof  (or  other securities or property deliverable pursuant to Section 5 hereof) upon exercise of the Stock Option or following delivery of a Notice of Proposed Transfer or Contingent Call Notice, as applicable, or to perform any of its other obligations under this Agreement, and that Alfa or its designee would not have an adequate remedy at law for money damages in such event. Accordingly, Alfa or its designee shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by GTS. Accordingly, if Alfa or its designee should institute an action or proceeding seeking specific enforcement of the provisions hereof, GTS hereby waives the claim or defense that Alfa or its designee has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. GTS further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief. This provision is without prejudice to any other rights that Alfa or its designee may have against GTS for any failure to perform its obligations under this Agreement.

         SECTION 7.     Miscellaneous.
                        -------------

         (a)    Amendments;   Entire  Agreement.   This  Agreement  may  not  be
                -------------------------------
modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement, together with the Purchase Agreement (including any exhibits and schedules thereto), the Confidentiality Agreement, the Purchasers' Ancillary Agreements and the Seller's Ancillary Agreements, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions.

         (b)    Termination.  This Agreement  shall  terminate on the first-year
                -----------
anniversary of the Closing Date; provided, however, that the termination of this Agreement shall not relieve any party from (i) any of their obligations which accrued pursuant to this Agreement prior to such termination or (ii) any breach of this Agreement.

         (c)    Notices.  All  notices,  requests  and other  communications  to
                -------
either party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

          if to Alfa, to:

                                                             Page 81 of 96 Pages

                  Alfa Telecom Limited
                  P.O. Box 3339
                  Geneva Place
                  2nd Floor
                  333 Waterfront Drive
                  Road Town
                  Tortola, British Virgin Islands
                  Facsimile No.:
                  Attn.:  Pavel Nazarian, Director

         with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld L.L.P.
                  Robert S. Strauss Building
                  1333 New Hampshire Avenue N.W.
                  Washington, D.C.  20036
                  Facsimile No.:  (202) 887-4288
                  Attn:  Vladimir Lechtman

         if to GTS, to:

                  Global TeleSystems Europe Holdings B.V.
                  Avioport
                  Evert van de Beekstraat 314
                  1118 CX Schiphol Airpot
                  Netherlands
                  Facsimile No.:  +31 20 800 66 02
                  Attn: General Counsel

         with a copy to:

                  Global TeleSystems, Inc.
                  151 Shaftesbury Avenue
                  London WC2H 8AL
                  United Kingdom
                  Facsimile No.:  +44 (0)20 7655 5437
                  Attn:  General Counsel

         and to:

                  Shearman & Sterling
                  9 Appold Street

                                                             Page 82 of 96 Pages

                  London EC2A 2AP
                  United Kingdom
                  Fascimile No.:  +44 (0)20 7655 5500
                  Attention:  Alberto Luzarraga

or to such other address or facsimile number as either party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section.

         (d)    Expenses.  Each party hereto shall pay its own expenses incurred
                --------
in connection with this Agreement, except as otherwise specifically provided herein and without limiting anything contained in the Purchase Agreement.

          (e)   Severability. If any term, provision, covenant or restriction of
                ------------
this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (f)   Governing Law; Jurisdiction. This Agreement shall be governed by
                ---------------------------
and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of New York, County of New York and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7(c) hereof shall be deemed effective service of process on such party.

         (g)   Waiver  of  Jury  Trial.  EACH  OF  THE  PARTIES  HERETO  HEREBY
               -----------------------
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         (h)   Counterparts.  This  Agreement  may be  executed  in two or more
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed by

                                                             Page 83 of 96 Pages

facsimile signatures and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

         (i)    Headings.  The section  headings herein are for convenience only
                --------
and shall not affect the construction hereof.

         (j)    Assignment.  This  Agreement  shall be  binding  upon each party
                ----------
hereto and such party's successors and assigns. This Agreement shall not be assignable by any party hereto (except as set forth herein), but may be assigned by Alfa or GTS in whole or in part to any direct or indirect affiliate of such party, provided that such party shall remain liable for any obligations so assigned. Furthermore, in any Stock Exercise Notice, Notice of Pre-emptive
Transfer or Contingent Call Notice, Alfa may designate any one or both of the other Purchasers or any of their respective direct or indirect Subsidiaries or any other Person as the purchaser of all or any portion of the Option Shares or Transfer Shares subject to such notice, in which case Alfa shall be released from any liability with respect to the obligation of the designee(s) to complete the purchase of such shares, provided such designation was made in good faith.

         (k)    Currency.  Unless  otherwise  specified in this  Agreement,  all
                --------
references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

         (l)    Survival.   All   representations,   warranties   and  covenants
                --------
contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.


                            [signature page follows]

                                                             Page 84 of 96 Pages

         IN WITNESS WHEREOF, GTS and Alfa have caused this Agreement to be duly executed as of the day and year first above written.



                                        ALFA TELECOM LIMITED


                                        By:
                                            ------------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------




                                        GLOBAL TELESYSTEMS EUROPE HOLDINGS B.V.


                                        By:
                                            ------------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------